UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of report (Date of earliest event reported) October 19, 2005


                           ASTRATA GROUP INCORPORATED
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             (Exact Name of Registrant as Specified in Its Charter)


                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)


               000-32475                           84-1408762
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       (Commission File Number)         (IRS Employer Identification No.)


     1801 Century Park East, Suite 1830, Los Angeles, California 90067-2320
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               (Address of Principal Executive Offices) (Zip Code)


                                 (310) 282-8646
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, If Changed Since Last Report)


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Section 8. Other Events

Item 8.01 Other Events

Astrata Group Incorporated announced today announced its financial results for the quarter and six-month period ending August 31, 2005. Net sales for the second quarter of fiscal 2006 rose to $4.8 million for the quarter ended August 31, 2005, compared with $3.7 million in net sales for the same period of the prior year and with net sales of $3.5 million in the preceding quarter of fiscal 2006. Gross profit increased to $1.7 million in the second quarter of fiscal
2006, up from $1.4 million in the same period of the prior year and from $1.4 million in the preceding quarter of fiscal 2006.

Net loss for the second quarter of fiscal 2006 was approximately $2.6 million, or $0.21 per fully diluted share, compared with a net loss of $910,000, or $0.12 per fully diluted share, for the same period of the prior year and a net loss of $2.8 million, or $0.24 per fully diluted share, in the preceding quarter of fiscal 2006. Selling, general and administration expenses for the second quarter of fiscal 2006 were $3.4 million, up from $2.0 million in the same period of the prior year and from $3.3 million in the preceding quarter of fiscal 2006.

Astrata Group Incorporated also announced that its management will host a conference call on Wednesday, October 19, 2005 at 12 noon EDT (9 a.m. PDT) to discuss its financial results and achievements.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)   Exhibits.

      Item 99.1 - Press Release dated October 19, 2005.


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                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2005               ASTRATA GROUP INCORPORATED


                                      By: /s/ Trevor Venter
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                                          Trevor Venter
                                          Chief Executive Officer


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